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                                                                  Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Varlen Corporation and subsidiaries on Form S-8, File No. 33-35085,
Form S-8, File No. 33-55132 and Form S-3, File No. 33-72218 and Form S-3, File No. 33-58356 and Form S-3, File No. 33-61826 and Form S-8/S-3,
File No. 33-72480 of our reports dated March 7, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Varlen Corporation and subsidiaries for the year ended January 31, 1994.


/s/ Deloitte & Touche

DELOITTE & TOUCHE

Chicago, Illinois
April 21, 1994